CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT ("**Agreement**") is made and entered by and between

Livento Group LLC**,** residing at 17 State Street, 10004, New York
(the "**Company**"),

and

Justin Mathews, residing at Wolfova 17, Prague, Czech Republic
(the "**Advisor**"),

IT IS HEREBY AGREED as follows:

1. SERVICES

1.1. The Company agrees to engage the Advisor, and the Advisor agrees to provide services to the Company, under the terms and conditions stipulated herein in amount of 80 hours per month.

1.2. The Advisor shall provide the following services to the Company:

- Investor relation representation
- Copywriting end edits of texts
- Linkedin and other social media management
- Contact with clients and investors
- Creation of documents, presentations as asked by Company

2. COMPENSATION

2.1. The Company shall pay to the Advisor the monthly advisory fee amounting to 4,000 USD.

2.2. In addition, the Company shall reimburse the Advisor for by the Company pre-approved and reasonable expenses, e.g. lodging expenses, incurred by the Advisor at the Company's request.

2.3. All payments are based on invoices issued by the Advisor to the Company, payable within 14 days.

2.4. The monthly advisory fee shall cover all the works of the Advisor based on this agreement. In case there are any extra works to be billed by the Advisor, such extra works and their cost shall be accepted by the Company in advance.

3. NO GUARANTEES

3.1. Neither party has promised or guaranteed to the other any level of attendance, sales, revenues, or payments hereunder, except as expressly set forth herein.

4. OWNERSHIP AND ASSIGNMENT OF IDEAS

4.1. Advisor will promptly and fully disclose and assign to the Company all Ideas made by Advisor (either alone or jointly with others) resulting from or arising out of services hereunder. All such Ideas will be the sole property of the Company. Advisor represents and warrants that Advisor has no obligations to any third party which prohibit or restrict the right to assign to the Company exclusive right, title and interest in and to any and all Ideas made by Advisor resulting from or arising out of services hereunder.

4.2. As used in this Agreement, the term "Ideas" means any and all inventions, discoveries, designs, formulas, technology, improvements, trade secrets, results of experiments, processes, techniques and know-how, whether or not patentable, which result from or arise out of services rendered to the Company and are invented, conceived, discovered, developed or reduced to practice by the Advisor, either alone or jointly with others.

5. TERM

5.1. Either party has the right to cancel the agreement with a one (1) months' notice without stating any reason. The notice period starts the first day of the next moths after the second party received the notice.

6. EVENTS OF DEFAULT, TERMINATION & EFFECTS OF TERMINATION

6.1. The following shall constitute an Event of Default:

(a) the failure by the Company to make any payment to the Advisor provided for herein within a period of ten (10) business days after such payment shall have become payable;

(b) the Company becomes bankrupt according the court decision in an insolvency proceedings;

(c) if the Company fails to perform, keep or fulfil any of the other covenants, undertaking obligations or conditions set forth in this Agreement and the default or breach continues for a period of twenty (20) business days after receipt of written notice from the Advisor of such default or breach.

6.2. If an Event of Default occurs, the Advisor may give written notice to the defaulting party of its intention to terminate this Agreement after the expiration of a period of twenty (20) business days from the date of such notice and, upon the expiration of such period, this Agreement shall automatically terminate.

6.3. The rights granted hereunder shall not be in substitution for, but shall be in addition to, any or all rights or remedies for breach of contract arising under any applicable laws.

6.4. Upon termination of this Agreement or the expiry of the term, the Company and the Advisor agree to work together for a period of no more than thirty (30) business days after receipt of a notice terminating this Agreement or expiry of the Term (as the case may be) in good faith. On termination of this Agreement or expiry of the Term, the Advisor shall:

(a) return to the Company all books and records relating to the Company and management in the possession of the Advisor (including any accounting or financial information relating to the Company, and any originals of any statutory consents or permits or other statutory or legal documents required to operate the Company);

(b) provide to the Company on request such information as the Company shall reasonably require in relation to the management and/or operation of the Company.

7. NOTICES

7.1. Any notice or demand for payment or other communication to be given or served under this Agreement must be in the English or Czech language and must be duly expressed to be a notice or demand or other communication under this Agreement.

7.2. Any such notice, demand or communication will be deemed duly given or served:

(a) if sent by e-mail, at the time of transmission, provided that a confirmation of delivery is received by the sender;

(b) if posted by registered post, when being delivered to the disposition sphere of the recipient;

(c) if delivered by hand, at the time of delivery,

if such a day is a business day, or if not, on the next following business day, to the party to whom it is to be given or served at its address set out below or such other address as such party will communicate for such purposes by notice to the other party.

7.3. The addresses of the parties are stipulated in the header of this Agreement. If there is any change to the either party's contact information, then such party agrees to inform in writing the other party thereof without undue delay.

8. ASSIGNMENT AND TRANSFER

8.1. The Advisor shall not be entitled to assign or transfer all or any of its rights, or obligations under this Agreement to any third party, other than an its affiliate, which can and shall provide the services under this Agreement without any interruption of the business operation of the Hotel, without the prior written consent of the Company. The Company shall not be entitled to assign, or transfer all or any of its rights, or obligations under this Agreement to any third party without the prior written consent of the Advisor.

8.2. Each party assumes the risk of a substantial change of circumstances existing on the date this Agreement is entered into; hence, the provisions of Sections 1765 and 1766 of the Civil Code will not apply to the relationships between the parties established hereunder.

9. SEVERABILITY

9.1. If a term or provision in this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, in any respect under applicable law then, the parties hereto shall take all steps in good faith to replace the defective provision with one which is valid and enforceable and the purpose of which most closely corresponds with the original purpose of such provision and the aims hereunder.

10. AMENDMENTS

10.1. This Agreement may not be amended, supplemented or modified in any manner except by an instrument in writing duly signed by the parties and specifically designated as an amendment to this Agreement.

11. EXCLUSION OR ADJUSTMENT OF SOME STATUTORY PROVISIONS

11.1. The parties hereby exclude the application of the following provisions of the Civil Code from their mutual obligations established hereunder: Section 1740(3), *i.e.* an agreement is deemed to have been entered into even if the expressions of the parties' will do not fully match, Section 1757(2), *i.e.* the opportunity of entering into an agreement via a confirmation by one of the parties which would show deviations from the actually agreed contents of the agreement, Section 1799 and Section 1800 on clause within and outside of the Agreement.

12. CONFIDENTIALITY

12.1. Each party hereby covenants with the other party, that it will not use, divulge or communicate to any person, firm or organization any information contained in this Agreement or any confidential information of the other party (including any confidential information relating to the Hotel, and any information related to the business, finances or affairs of the relevant party) provided that such disclosure may be made to such persons as may be required by law or by any order, direction or notice of a regulatory authority with which it is customary for that party to comply. This restriction shall not apply to information which may come into the public domain otherwise then through unauthorized disclosure by the relevant party. Each party shall also use its reasonable endeavors to prevent the unauthorized use, publication or disclosure of any trade secrets or other confidential information of, or relating to, the other party or the Hotel.

IN WITNESS whereof this Agreement has been duly entered into on the date first above written.

The Company	The Advisor
By:____________________________	By: J Mathews
Name:	Name: Justin Mathews
Title:	Title: Advisor and Investor Relations Director